EXHIBIT 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of common shares, par value US$0.0001 per share, of HiSoft Technology International Limited is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1).  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 11, 2011

GE CAPITAL EQUITY INVESTMENTS LTD.

By:	/s/ Sherwood Dodge
	Name:	Sherwood Dodge
	Title:	Director

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Barbara A. Lane
	Name:	Barbara A. Lane
	Title:	Attorney-in-Fact

GENERAL ELECTRIC CAPITAL SERVICES, INC.

By:	/s/ Barbara A. Lane
	Name:	Barbara A. Lane
	Title:	Attorney-in-Fact

GENERAL ELECTRIC COMPANY

By:	/s/ Barbara A. Lane
	Name:	Barbara A. Lane
	Title:	Attorney-in-Fact